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SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☐
Filed by a Party other than the Registrant ☒
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12
HERITAGE COMMERCE CORP
(Name of Registrant as Specified In Its Charter)
CONCERNED SHAREHOLDERS COMMITTEE OF HERITAGE COMMERCE CORP.
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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        Dear Fellow Shareholder:

        The Concerned Shareholders Committee of Heritage Commerce Corp consists of a group of shareholders of Heritage Commerce Corp ("Commerce Corp"), beneficially owning approximately 9.33% of the outstanding shares of common stock of Commerce Corp. We are concerned with the direction and management of Commerce Corp. We believe that the current Board of Directors has been ineffective in its approach to corporate governance and is not sufficiently committed to maximizing shareholder value. Accordingly, we believe that it is time for new directors and are seeking your support for the election of our proposed nominees to the Board of Directors at the Annual Meeting of Shareholders scheduled to be held Commerce Corp's offices, located at 150 Almaden Boulevard, San Jose, California 95113 on May 27, 2004, at 9:30 a.m.

        We urge you to consider carefully the information contained in the attached Proxy Statement and to support our efforts to promote good corporate governance and to maximize value for all shareholders by signing, dating and returning the enclosed [COLOR] proxy today. The attached Proxy Statement and the enclosed [COLOR] proxy card are first being furnished to the shareholders of Commerce Corp on or about            , 2004.

        If you have already voted for the incumbent management slate, you have every right to change your vote by signing and returning a later dated [COLOR] proxy.

        If you have any questions or require any assistance with your vote, please contact Innisfree M&A Incorporated, our proxy solicitor, which is assisting us, at their address and toll-free numbers below.

        YOUR VOTE IS IMPORTANT. WE URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED [COLOR] PROXY CARD TODAY TO VOTE FOR THE ELECTION OF OUR NOMINEES.

Thank you for your support,

CONCERNED SHAREHOLDERS COMMITTEE OF HERITAGE COMMERCE CORP

James "Jim" L. D'Amico	Arthur "Art" C. Carmichael, Jr.	William "Boots" Del Biaggio, III
William "Bill" D. Dallas	Tracey Enfantino	Robert W. Peters
Gary L. Thornhill	Ranson W. Webster

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, NY 10022
Fax: (212) 750-5799
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ANNUAL MEETING OF SHAREHOLDERS
OF
HERITAGE COMMERCE CORP.

PROXY STATEMENT
OF
CONCERNED SHAREHOLDERS COMMITTEE OF HERITAGE COMMERCE CORP.

        This proxy statement and the enclosed [COLOR] proxy card are being furnished to you, the shareholders of Heritage Commerce Corp. ("Commerce Corp"), in connection with the solicitation of proxies by the Committee of Concerned Shareholders of Heritage Commerce Corp. (the "Committee") for use at the Annual Meeting of Shareholders of Commerce Corp, and at any adjournments or postponements thereof (the "Annual Meeting"). Pursuant to this proxy statement, we are soliciting proxies from holders of shares of Commerce Corp common stock to take the following actions at the Annual Meeting:

          1.     to elect Louis "Lon O. Normandin, Humphrey P. Polanen, Ranson W. Webster and Norman "Norm" P. Creighton as Class III directors to the Board of Commerce Corp until their successor shall be elected;

          2.     to fix the number of directors at thirteen (13);

          3.     to elect William "Bill" D. Dallas as a Class III director to the Board of Commerce Corp until his successor shall be elected, such election conditioned on shareholder approval of fixing the number of directors at thirteen (13); and

          4.     to transact any other business that is properly brought before the Annual Meeting.

        The Annual Meeting will be held at Commerce Corp's offices, located at 150 Almaden Boulevard, San Jose, California 95113 on May 27, 2004, at 9:30 a.m.

        Information concerning the Committee, its nominees and other persons who are participants in its solicitation of proxies is provided in this proxy statement under the headings "Election of Directors" and "Information About the Participants" and in Annex A.

        A proxy may be given by any person who held shares of Commerce Corp common stock on April 1, 2004, the record date for the Annual Meeting. Whether or not you plan to attend the Annual Meeting, you are urged to sign and date the enclosed [COLOR] proxy card and return it in the postage-paid envelope provided. Your latest-dated proxy is the only one that counts, so you may return the [COLOR] proxy card even if you have already delivered a proxy. Please do not return any proxy sent to you by Commerce Corp. If you have already returned a proxy card sent to you by Commerce Corp, that card will be automatically revoked if you complete and return the enclosed [COLOR] proxy card.

        This proxy statement is provided by the Concerned Shareholders Committee of Heritage Commerce Corp.

        This proxy statement and the enclosed [COLOR] proxy card are first being sent or given to shareholders of Commerce Corp on or about                        , 2004.

WHY WE ARE SOLICITING YOUR PROXY?

        We are seeking your help to elect the following three new directors who offer substantial business experience to Commerce Corp's Board of Directors. We believe that our nominees will be responsible in their direction of the management of Commerce Corp and that our nominees will implement the policies necessary to maximize shareholder value. The following highlights some of the relevant business experience of these proposed director nominees:

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  Ranson W. Webster is the largest shareholder of Commerce Corp. He is a successful entrepreneur who sold his payroll processing company, Computing Resources, to Intuit several years ago. He is an active angel investor and has been involved with many banks in his career including co-founding Commerce Corp.

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  Norman "Norm" P. Creighton is a highly respected banker. He is the former President and Chief Executive Officer of Imperial Bank, and successfully sold Imperial to Comerica several years ago. He has valuable relationships with many bankers that could bring significant business to Commerce Corp. Moreover, the Board currently lacks a director with experience managing a bank with assets exceeding $1B. He offers this expertise to Board. Finally, his qualifications and experience meet the criteria for both "audit financial expert" under the Securities and Exchange Commission rules and "financially sophisticated" under the NASDAQ rules.

  •
  William "Bill" D. Dallas was the co-founder of First Franklin Financial Corporation, and has served as its Chairman, Chief Executive Officer and Chairman Emeritus. First Franklin is a leading nonprime wholesale lender and is now a subsidiary of National City Bank (NYSE: NCC). He was also a co-founder of Commerce Corp.

        As fellow shareholders of Commerce Corp, we are concerned with the current direction and management of the Commerce Corp for the following reasons:

  •
  Poor Financial Performance. We believe that over the past 4 years, the financial performance of the Commerce Corp has been poor when compared to its industry peers (as reflected in the performance graph included in the definitive proxy statement filed with the Securities and Exchange Commission by Commerce Corp on April 7, 2004).

  •
  Lack of Strategic Plan. We believe that there appears to be no effective strategic plan to increase shareholder value based on the fact that 3 years ago Commerce Corp's common stock traded at $15/share and, as of the last 6 months, the stock has been trading approximately in the range of $11/share and $13/share.

  •
  Weak Corporate Governance. We believe that the Board of Directors has been ineffective in its approach to corporate governance.

        In our view, Commerce Corp is stagnant, relying on an ineffective marketing platform, and has demonstrated little business development. Further, we are discontented by the illiquidity of their shares due to the current low trading volume.

Commerce Corp needs new leadership that will focus on reducing expenses and increasing profits.

        Commerce Corp made profits of less than $8M last year on approximately $1B in assets. When compared to its industry peers, Commerce Corp's return on assets (ROA) and return on equity (ROE) has been poor. In our view, Commerce Corp has been hesitant to reduce expenses and the bottom-line has suffered. We have been waiting for the long-promised consolidation efficiencies which we believe have not come to pass. We believe that the Board of Directors should insist that management develop and implement an achievable plan to position Commerce Corp in the top tier of its industry peers in earnings.

Commerce Corp needs new and experienced leadership that will develop and implement an effective strategic plan.

        In our view, management has failed to implement (or even develop) effective strategic planning. From our perspective, it does not appear to focus its efforts on any specific business niches. We believe this failure has depleted shareholder value. Further, we expect the leadership of Commerce Corp to have experience in managing banks with assets of $1B.

Commerce Corp needs new, qualified and experienced board members.

        We believe that in this age of heightened corporate governance, it is the responsibility of the Board of Directors to actively pursue the most qualified board members available. Despite the existence of a Corporate Governance and Nominating Committee, there appears, to us, to be no clear process for identifying, evaluating and recruiting new, qualified and experienced board members. Commerce Corp has grown and changed in significant ways since its inception. Therefore, board members who were qualified to serve on the Board of Directors in 1993 may not be qualified to serve on the Board of Directors today.

WE BELIEVE THAT REBUILDING CONFIDENCE AND BUILDING SHAREHOLDER VALUE CAN ONLY BEGIN WITH A STRONG, WELL-BALANCED AND EXPERIENCED BOARD.

PROPOSALS OF THE COMMITTEE

Proposal 1: Alternative Slate of Director Nominees

        As alternative to management's slate of director nominees for the election of Class III directors at the Annual Meeting, we propose the following nominees:

Louis "Lon" O. Normandin
Humphrey P. Polanen
Ranson W. Webster
Norman "Norm" P. Creighton

        For information regarding the background of each of the nominees for director, see the table on page    under the section titled "Election of Directors". The person named as "Proxy" in the enclosed form of proxy statement will vote the shares represented by all valid returned proxies in accordance with the specifications of the shareholders returning such proxies. If at the time of the Annual Meeting any of the nominees named above should be unable to serve, which event is not expected to occur, the discretionary authority provided in the proxy statement will be exercised to vote for such substitute nominee or nominees, if any, as shall be designated by the Committee.

THE COMMITTEE RECOMMENDS A VOTE "FOR" ALL 4 NOMINEES INCLUDED IN THE ALTERNATIVE SLATE OF DIRECTOR NOMINEES.

Proposal 2: Fix Number of Directors at Thirteen (13)

        Until the last couple months, the Board of Directors had thirteen (13) directors. Shortly after the resignation of one of the directors in March 2004, the Board of Directors changed the number of directors from thirteen (13) to twelve (12). We believe that it is important for the Board of Directors to have thirteen (13).

        Pursuant to Section 2.2 of the By-Laws of Commerce Corp, the number of directors shall be not less that eleven (11) and nor more than twenty-one (21), the exact number within the minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the full board or by resolution of a majority of the shareholders at any meeting thereof. Accordingly, we are proposing that the shareholders fix the number of directors at thirteen (13).

THE COMMITTEE RECOMMENDS A VOTE "FOR" FIXING THE NUMBER OF DIRECTORS AT THIRTEEN (13).

Proposal 3: Election of Additional Director

        As stated above, we believe that it is important for the Board of Directors to have thirteen (13) directors, as was the case until a couple months ago.     Assuming and conditioned on the approval of the proposal to fix the number of directors at thirteen (13), we propose the election, as an additional Class III director, of:

William "Bill" D. Dallas

        For information regarding the background of William "Bill" D. Dallas and each of the other nominees for director, see the table on page     under the section titled "Election of Directors". The person named as "Proxy" in the enclosed form of proxy statement will vote the shares represented by all valid returned proxies in accordance with the specifications of the shareholders returning such proxies. If at the time of the Annual Meeting the nominee named above should be unable to serve, which event is not expected to occur, the discretionary authority provided in the proxy statement will be exercised to vote for such substitute nominee, if any, as shall be designated by the Committee.

THE COMMITTEE RECOMMENDS A VOTE "FOR" ELECTION OF WILLIAM "BILL" D. DALLAS AS A CLASS III DIRECTOR, CONDITIONED ON THE APPROVAL OF FIXING THE NUMBER OF DIRECTORS AT THIRTEEN (13).

ELECTION OF DIRECTORS

        Commerce Corp's Bylaws provide that the Board of Directors consist of between eleven (11) and twenty-one (21) members. As disclosed in the definitive proxy statement filed with the Securities and Exchange Commission ("SEC") by Commerce Corp on April 7, 2004, the Board of Directors has fixed, by resolution, the number of directors at twelve (12). The Board of Directors is classified into three classes with staggered three-year terms. The director nominees for election at the Annual Meeting are nominated as Class III directors to serve until the annual meeting of shareholders to be held in the year 2007 and until their successors are duly elected.

        Our proposed alternative slate to management's slate of director nominees to be elected as Class III directors includes two of management's nominees (as included in definitive proxy statement filed with the SEC by Commerce Corp on April 7, 2004), Louis "Lon O. Normandin and Humphrey P. Polanen. The information provided in the table below regarding these two nominees and their consent to serve as directors if elected is based solely upon the information provided in the definitive proxy statement filed with the SEC by Commerce Corp on April 7, 2004.

        We are supporting the following nominees for election as Class III directors: Louis "Lon" O. Normandin, Humphrey P. Polanen, Ranson W. Webster and Norman "Norm" P. Creighton as our alternative slate to management's slate. In addition, we are proposing the election of William "Bill" D. Dallas as an additional Class III director, conditioned on shareholder approval fixing number of directors at thirteen (13). Based on their extensive business and professional experience, we believe that these nominees are highly qualified to serve as directors of Commerce Corp.

        In accordance with the By-laws of Commerce Corp, we have provided written notice to Commerce Corp of our intent to nominate Ranson W. Webster, Norman "Norm" P. Creighton and William "Bill" D. Dallas as director nominees for election to Commerce Corp's Board of Directors at the Annual

Meeting. Each of these nominees has consented to serve as a director of Commerce Corp if elected and to be named in this proxy statement and other soliciting materials.

Information About Our Nominees

        The three new nominees, Ranson W. Webster, Norman "Norm" P. Creighton and William "Bill" D. Dallas, have each furnished the information provided in this proxy statement. The information included in this proxy statement regarding Louis "Lon" O. Normandin and Humphrey P. Polanen is based solely upon the information provided in the definitive proxy statement filed with the SEC by Commerce Corp on April 7, 2004. Additional disclosure regarding our nominees and the other participants in our solicitation can be found in Annex A to this proxy statement.

Name and Business Address	Age	Present Principal Occupation and Five Year Business Experience
Louis "Lon" O. Normandin c/o Heritage Commerce Corp 150 Almaden Boulevard San Jose, California, 95113	69	Owner and Chairman of Normandin Chrysler Jeep.
Humphrey P. Polanen c/o Heritage Commerce Corp 150 Almaden Boulevard San Jose, California, 95113	54
		Managing Director of Internet Venture Partners BV, an investment firm, since 2000; President and CEO of Trustworks Systems, a network security company, from 1998 to 1999; General Manager of Network Security Products and Internet Commerce Groups, Sun Microsystems, a computer systems company, from 1995 to 1998.
Ranson W. Webster 75 Caliente Street Reno, Nevada 89509	59	Managing Member, Evergreen Capital, LLC (2000 - present); Managing Chief Executive Officer of Computing, Intuit (1999-2000).
Norman "Norm" P. Creighton 10040 East Happy Valley Road, #595 Scottsdale, Arizona 85255	68	Retired (2003 - present); Vice Chairman of Comerica California Bank (2001-2003); President and Chief Executive Officer, Imperial Bank (1983-2001).
William "Bill" D. Dallas 32123 W. Lindero Canyon Rd., Suite 204 Westlake Village, California 91361	49
		Chairman and Chief Executive, Ownit Mortgage Solutions (2003 - present); Principal, B&B Restaurant Ventures (2001 - present); Principal, Dallas Capital Management (1999 - present); Co-Founder, Chairman, Chief Executive Officer and Chairman Emeritus, First Franklin Financial Corporation, subsidiary of National City Bank (1981-present); Co-founder, Heritage Bank of Commerce (1995).

        Except for Heritage Bank of Commerce, no corporation or organization identified in the preceding table is an affiliate of Commerce Corp. The present principal occupation of each director nominee is the first occupation described in his biography.

        Each of our nominees, if elected, will be entitled to receive compensation customarily paid by Commerce Corp to its independent directors, which is described in the definitive proxy statement filed with the SEC by Commerce Corp on April 7, 2004.

        We have no reason to believe that any of the nominees will be disqualified or unwilling or unable to serve if elected. The Committee reserves the right to nominate substitute persons if Commerce Corp makes or announces any changes to its By-laws or takes or announces any other action that has, or if consummated would have, the effect of disqualifying any of these nominees. In addition, if any additional directorships are to be voted upon at the 2004 Annual Meeting, the Committee reserves the right to nominate additional persons to fill the added positions. Shares represented by proxies given to us will be voted for any substitute or additional nominees of the Committee.

        When you return the [COLOR] proxy card, you will be voting for our nominees to serve as directors, unless you appropriately indicate otherwise.

THE COMMITTEE BELIEVES THAT IT IS IN THE BEST INTEREST OF SHAREHOLDERS TO ELECT THESE NOMINEES AT THE ANNUAL MEETING. WE STRONGLY RECOMMEND THAT YOU VOTE "FOR" THE ELECTION OF OUR NOMINEES.

YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN AND DATE THE ENCLOSED [COLOR] PROXY CARD AND RETURN IT IN THE ENVELOPE PROVIDED.

VOTING PROCEDURES

        To vote "FOR" all our proposals at the Annual Meeting, please sign and date the enclosed [COLOR] proxy card and return it to Innisfree M&A Incorporation, our proxy solicitor, in the enclosed postage-paid envelope. Submitting a proxy will not affect your right to attend the Annual Meeting and vote in person.

How do I vote in person?

        If you are the shareholder of record of Commerce Corp common stock on the record date, April 1, 2004, you may attend the Annual Meeting and vote in person.

How do I vote by proxy?

        To vote by proxy, you should complete, sign and date the enclosed [COLOR] proxy card and return it promptly in the enclosed postage-paid envelope. To be able to vote your shares in accordance with your instructions at the Annual Meeting, we must receive your [COLOR] proxy card as soon as possible but in any event prior to your shares being voted at the meeting. You may vote your shares without submitting a proxy to us if you vote in person, submit a proxy to the secretary of Commerce Corp or, in some cases, if you provide appropriate instructions to the record holder of your shares.

What if I am not the record holder of my shares?

        If your shares are held in the name of a brokerage firm, bank nominee or other institution, only it can give a proxy with respect to your shares. You may have received either a [COLOR] proxy card from the record holder (which you can complete and send directly to Innisfree M&A Incorporated, our proxy solicitor) or an instruction card (which you can complete and return to the record holder to direct its voting of your shares). If the record holder has not sent you either a [COLOR] proxy card or an instruction card, you may contact the record holder directly to provide it with instructions.

        You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which shares are held. You should complete, sign, date and return each [COLOR] proxy card and voting instruction card they receive. If you need assistance, please contact Innisfree M&A Incorporated, our proxy solicitor, by telephone at                         .

        If you do not have record ownership of your shares and want to vote in person at the Annual Meeting, you may obtain a document called a "legal proxy" from the record holder of your shares and bring it to the Annual Meeting. If you need assistance, please contact our Innisfree M&A Incorporated, proxy solicitor, by telephone at                        .

What should I do if I receive a white proxy card from Commerce Corp's management?

        Proxies on the white proxy card are being solicited by Commerce Corp's management. If you submit a proxy to us by signing and returning the enclosed [COLOR] proxy card, do not sign or return the white proxy card or follow any voting instructions provided by Commerce Corp.

        If you have already sent a white proxy card to Commerce Corp and voted for management's slate of director nominees, you may revoke it and vote "FOR" our proposals by signing, dating and returning the enclosed [COLOR] proxy card.

What if I want to revoke my proxy or change my voting instructions?

        If you give a proxy, you may revoke it at any time before it is voted on your behalf. You may do so by:

  •
  delivering a later-dated proxy to either Innisfree M&A Incorporated, our proxy solicitor, or the secretary of Commerce Corp; or

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  delivering a written notice of revocation to either Innisfree M&A Incorporated, our proxy solicitor, or the secretary of Commerce Corp; or

  •
  voting in person at the Annual Meeting.

        If you hold your shares in street name, you may change your vote by:

  •
  submitting new voting instructions to your broker or nominee; or

  •
  attending the Annual Meeting and voting in person, provided you have obtained a signed proxy from the record holder giving you the right to vote your shares.

        If you choose to revoke a proxy by giving written notice or a later-dated proxy to the secretary of Commerce Corp or by submitting new voting instructions to your broker or nominee, we would appreciate if you would assist us in representing the interests of shareholders on an informed basis by sending us a copy of your revocation, proxy or new voting instructions or by calling Innisfree M&A Incorporated, our proxy solicitor, at                        . Remember, your latest-dated proxy is the only one that counts.

If I plan to attend the Annual Meeting, should I still submit a proxy?

        Whether you plan to attend the Annual Meeting or not, we urge you to submit a proxy. Returning the enclosed proxy card will not affect your right to attend the Annual Meeting and vote.

Who can vote?

        You are eligible to vote or to execute a proxy only if you owned Commerce Corp common stock on April 1, 2004, the record date for the Annual Meeting. Even if you sell your shares after the record date, you will retain the right to execute a proxy in connection with the Annual Meeting. It is important that you grant a proxy regarding shares you held on the record date, or vote those shares in person, even if you no longer own those shares. Based on the definitive proxy statement filed with the SEC by Commerce Corp on April 7, 2004, 11,495,008 shares of common stock of Commerce Corp were issued and outstanding on the record date for the Annual Meeting.

How many votes do I have?

        With respect to each matter to be considered at the Annual Meeting, you are entitled to one vote for each share of Commerce Corp common stock owned on the record date. Based on the definitive proxy statement filed by Commerce Corp on April 7, 2004, Commerce Corp has no outstanding voting securities other than its common stock.

How will my shares be voted?

        If you give a proxy on the accompanying [COLOR] proxy card, your shares will be voted as you direct. If you submit a signed [COLOR]proxy to Innisfree M&A Incorporated, our proxy solicitor, without instructions, your shares will be voted for our proposals, items one, two and three, and we will abstain on items four and five. Submitting a signed [COLOR] proxy card will also entitle our representatives to vote your shares in accordance with their discretion on matters not described in this proxy statement that properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

        Unless a proxy specifies otherwise, it will be presumed to relate to all shares held of record on the record date by the person who submitted it.

What is a quorum and why is it necessary?

        A quorum of shareholders is necessary to have a valid meeting of Commerce Corp shareholders. Under California law and the By-laws of Commerce Corp, a majority of the shares of Commerce Corp common stock entitled to vote on the record date must be present in person or by proxy at the Annual Meeting in order for a quorum to be established. Abstentions and broker "non-votes" count as present for establishing the quorum described above. A broker "non-vote" occurs on an item when a broker is not permitted to vote on that item without instructions from the beneficial owner of the shares and no instructions are given.

What vote is required to approve each proposal and how will votes be counted?

        Under Nasdaq rules, brokers will not have discretion to vote shares held in street name without instructions from the beneficial owner of the shares with respect to the election of directors or any other matters; therefore, if no instructions are provided by the beneficial owner of those shares the result will be "broker non-votes". Shareholders do not have the right to cumulate their votes for the election of directors.

        In the election for the four (4) current Class III director positions for which we have proposed an alternative slate, the four (4) nominees receiving the highest number of votes will be elected as Class III directors. This is referred to as the plurality of votes cast. Both abstentions and broker non-votes will not have an effect on the outcome of the election of directors.

        For the election of the additional Class III director (conditioned on the approval of fixing the number of directors at thirteen (13)), the nominee receiving the highest number of votes will be elected as an additional Class III director. This is referred to as the plurality of votes cast. Both abstentions and broker non-votes will not have an effect on the outcome of the election of directors.

        All other proposals will be adopted if a majority of the shares represented at the meeting and entitled to vote on the proposal are voted in its favor.

How can I receive more information?

        If you have any questions about giving your proxy or about our solicitation, or if you require assistance, please call Innisfree M&A Incorporated, our proxy solicitor, at                        .

YOUR VOTE IS IMPORTANT

        Your vote is important. No matter how many or how few shares of Commerce Corp you own, please vote for our director nominees by signing, dating and mailing the enclosed [COLOR] proxy card today in the provided envelope so that we will receive it prior to the Annual Meeting. Do not return the white proxy card sent to you by Commerce Corp's Board of Directors. Even if you mark "withhold" on the Board's white proxy card as a protest against the incumbent Board, your vote will not count for our director nominees. You can only vote for our director nominees on the [COLOR] proxy card.

        If you have already returned a Board of Directors' proxy card before receiving our proxy statement, you have every right to change your vote by signing and returning the enclosed [COLOR] proxy card. Only your latest dated properly executed proxy will count at the Annual Meeting. Make certain that your most recent proxy is our [COLOR] proxy.

        If your shares are held for you by a bank or brokerage firm, your broker cannot vote your shares unless he or she receives your specific instructions. Please return your proxy in the envelope provided or call your bank or broker and instruct your representative to vote for our director nominees on the [COLOR] proxy card.

        YOUR VOTE IS IMPORTANT. PLEASE SIGN, DATE AND MAIL YOUR [COLOR] PROXY CARD AT YOUR EARLIEST CONVENIENCE.

        If you have any questions about how to vote your shares or in changing your vote, please contact Innisfree M&A Incorporated, our proxy solicitor, at                        .

PROXY SOLICITATION AND EXPENSES

        The solicitation to which this proxy statement relates is being made by the Committee, consisting of, Arthur "Art" C. Carmichael, Jr., James "Jim" L. D'Amico, William "Boots" Del Biaggio, III, William "Bill" D. Dallas, Tracey Enfantino, Robert W. Peters, Gary L. Thornhill and Ranson W. Webster. The Committee may solicit proxies in person and by mail, press release, advertisements in newspapers, magazines and/or trade publications, telephone, telecopier, telegraph, electronic mail, Internet (World Wide Web) publication, television, radio and newspapers. No person identified above has or will receive compensation for soliciting proxies.

        The Committee will ask banks, brokers, custodians, nominees, other institutional holders and other fiduciaries to forward all soliciting materials to the beneficial owners of the shares that those institutions hold of record. The Committee will reimburse those institutions for reasonable expenses that they incur in connection with forwarding our materials.

        The Committee has retained Innisfree M&A Incorporated, our proxy solicitor, to solicit proxies on its behalf in connection with the Annual Meeting. Innisfree M&A Incorporated, our proxy solicitor, may solicit proxies from individuals, banks, brokers, custodians, nominees, other institutional holders and other fiduciaries and will employ approximately    people in its efforts. The Committee has agreed to reimburse InnisFree M&A Incorporated, our proxy solicitor, for its reasonable expenses, to indemnify it against certain losses, costs and expenses, and to pay it fees not to exceed approximately $100,000. The agreement between the Committee and Innisfree M&A Incorporated, our proxy solicitor, may be extended for an additional fee.

        The entire expense of our proxy solicitation is being borne by the Committee. The Committee may, particularly if its nominees are elected to Commerce Corp's Board of Directors, seek reimbursement of our expenses from Commerce Corp. The Committee does not intend to seek shareholder approval of any such reimbursement.

        In addition to the costs related to the engagement of Innisfree M&A Incorporated, our proxy solicitor, costs related to our solicitation of proxies include expenditures for printing, postage, legal services and other related items. Total expenditures are expected to be approximately $250,000. Total payment of costs to date in furtherance of our proxy solicitation is approximately $65,000.

INFORMATION ABOUT THE PARTICIPANTS

        The Committee, consisting of, James "Jim" D'Amico, Arthur "Art" C. Carmichael, Jr., William "Boots" Del Biaggio, III, William "Bill" D. Dallas, Tracey Enfantino, Robert W. Peters, Gary L. Thornhill and Ranson W. Webster, and the Committee's nominees, Ranson W. Webster (also a member of the Committee), Norman "Norm" P. Creighton and William "Bill" D. Dallas (also a member of the Committee) (the "Participants") are participants in the Committee's solicitation of proxies for the Annual Meeting within the meaning of the federal securities laws. Information related to the Participants, including their beneficial ownership of Commerce Corp common stock, is set forth in Annex A to this proxy statement and is incorporated into this proxy statement by reference. Except as set forth in Annex A, none of the Participants is party to any commercial dealing with Commerce Corp or its subsidiaries that is required to be discussed in this proxy statement by the federal securities laws. Information in this proxy statement about each Participant was provided by that Participant.

INFORMATION ABOUT HERITAGE COMMERCE CORP

        Based upon Commerce Corp's annual report on Form 10-K for the fiscal year ended December 31, 2003 and on the definitive proxy statement filed with the SEC by Commerce Corp on April 7, 2004, the mailing address of the principal executive offices of Commerce Corp is 150 Almaden Boulevard; San Jose, California 95113.

        Annex B sets forth information obtained from Commerce Corp's public filings related to the beneficial ownership of Commerce Corp common stock and is incorporated into this proxy statement by reference.

        Except as otherwise noted herein, the information in this proxy statement concerning Commerce Corp has been taken from or is based upon documents and records on file with the SEC and other publicly available information. Although the Committee does not have any knowledge indicating that any statement contained herein is untrue, we do not take any responsibility for the accuracy or completeness of statements taken from public documents and records that were not prepared by or on behalf of the Committee, or for any failure by Commerce Corp to disclose events that may affect the significance or accuracy of such information.

OTHER MATTERS TO BE VOTED UPON

        Commerce Corp has disclosed that, in addition to electing directors, shareholders will be asked at the Annual Meeting to vote upon (i) approving Commerce Corp's 2004 Stock Option Plan and (ii) ratifying Deloitte & Touche LLP as Commerce Corp's independent auditors for the fiscal year ending December 31, 2004. The Committee does not make any recommendations regarding these matters but, if you provide instructions regarding these matters on the enclosed proxy card, the Committee will vote your shares as you direct. Submitting a [COLOR] proxy card will entitle our representatives to vote your shares in accordance with their discretion on matters not described in this proxy statement that may arise at the Annual Meeting.

FUTURE SHAREHOLDERS' PROPOSALS

        To be included in Commerce Corp's proxy statement for the 2005 annual meeting of Commerce Corp shareholders (the "2005 Annual Meeting"), a proposal by a Commerce Corp shareholder must be received by Commerce Corp at its principal executive offices not less than 120 calendar days before the anniversary of the date on which Commerce Corp mails its proxy statement in connection with the 2004 Annual Meeting. However, if the 2005 Meeting is more than 30 days from the first anniversary of the 2004 Annual Meeting, the deadline for submitting a proposal is a reasonable time before Commerce Corp begins to print and mail its proxy materials for the 2005 Annual Meeting.

        In addition, the By-laws of Commerce Corp require advance notice for any shareholder nomination for election of directors. Nomination for election of directors may be made by the Board of Directors or by any holder of any outstanding class of capital stock of Commerce Corp entitled to vote for the election of directors. Notice of intention to make any nominations shall be made in writing and shall be delivered or mailed to the President of Commerce Corp not less than 21 days nor more than 60 days prior to any meeting of shareholders called for the election of directors; provided, however, that less than 21 days' notice is given to shareholders, such notice of intention to nominate shall be mailed or delivered to the President of Commerce Corp not later than the close of business on the tenth day following the day on which the notice of such meeting is sent by third class mail (if permitted by law), no notice of intention to make nominations shall be required.

WE URGE YOU TO VOTE YOUR SHARES IN FAVOR OF THE COMMITTEES NOMINEES BY SIGNING, DATING AND RETURNING THE ENCLOSED [COLOR] PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

        Questions or requests for additional copies of this proxy statement should be directed to:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, NY 10022
Fax: (212) 750-5799
Toll-Free Call: (888) 750-

ANNEX A

INFORMATION CONCERNING THE PARTICIPANTS

        The Concerned Shareholders Committee of Heritage Commerce Corp (the "Committee"), consisting of, James "Jim" D'Amico, Arthur "Art" Carmichael, Jr., William "Boots" Del Biaggio, III, William "Bill" D. Dallas, Tracey Enfantino, Robert W. Peters, Gary L. Thornhill and Ranson W. Webster, and the Committee's nominees, Ranson L. Webster (also a member of the Committee), Norman "Norm" P. Creighton and William "Bill" D. Dallas (also a member of the Committee) (the "Participants" and, each, a "Participant") are participants in the Committee's solicitation of proxies for the Annual Meeting within the meaning of the federal securities laws.

Occupations

        The present principal occupation or employment of each of the Committee's nominees is described in the Committee's proxy statement under the heading "Election of Directors". The following table included the information regarding the principal occupation of the members of the Committee, other than a member who is also a nominee (whose information is found in the Committee's proxy statement under the heading "Election of Directors").

Name and Business Address(*)	Present Principal Occupation
James L. D'Amico	President and Chief Executive Officer, D'Amico Tire Service Company, Inc./BDA San Jose Commercial Properties.
Arthur C. Carmichael, Jr.	Managing Director, Valley Global Insurance Brokers.
William Del Biaggio, III	President and Chief Executive Officer, Sand Hill Capital.
Tracey Enfantino	General Manager of Environmental Systems, Inc.
Robert W. Peters	Retired.
Gary L. Thornhill	Senior Managing Director, The Private Consulting Group, Inc.

*
The business address for all of the members of the Committee is c/o Concerned Shareholders Committee of Commerce Corp, 3353 De La Cruz Blvd., Santa Clara, California 95054.

Security Ownership

        The Participants may be deemed to have beneficial ownership of Commerce Corp common stock as set forth below, as of April 1, 2004.

Name	Beneficial Ownership		Percent of Class
James L. D'Amico	106,700	(1)	0.93%
Arthur C. Carmichael, Jr.	83,043	(2)	0.74%
Norman P. Creighton	0		—
William Del Biaggio, III	136,294	(3)	1.19%
William D. Dallas	40,000	(4)	0.49%
Tracey Enfantino	39,745	(5)	0.35%
Robert W. Peters	226,286	(6)	1.97%
Gary L. Thornhill	7,138	(7)	0.06%
Ranson W. Webster	430,000	(8)	3.74%

(1)
Represents the following shares for which Mr. D'Amico has sole voting and dispositive authority over (i) 8,000 shares which he personally owns in a Roth IRA and (ii) 98,700 held by D. Amico Tire Service Company, Inc. Profit Sharing Plan of which he is the trustee.

(2)
Represents (a) the following shares for which Mr. Carmichael has sole voting and dispositive authority over (i) 66,169, (ii)14,850 shares underlying options exercisable within 60 days of April 1, 2004 and (iii) 2,596 shares held by Mr. Carmichael for the benefit of this children; (b) 714 shares held for the benefit of Margaret Frasse in care of Arthur C. Carmichael, Jr. for which Mr. Carmichael has shared voting authority with Margaret Frasse; and (c) 714 shares held for the benefit of Ann Frasse Stowe in care of Arthur C. Carmichael, Jr. for which Mr. Carmichael has shared voting authority with Ann Frasse Stowe.

(3)
Represents the following shares for which Mr. Del Biaggio has sole voting and dispositive authority over (i) 5,429 shares which he personally owns in a IRA and (ii) 130,865 held by BDB Management, LLC of which he is the managing member.

(4)
Represents 40,000 shares held by Mr. Dallas for which he has sole voting and dispositive authority.

(5)
Represents (a) 12,850 shares underlying options exercisable within 60 days of April 1, 2004 for which Mrs. Enfantino has sole voting and dispositive authority; (b) 1,426 shares held as joint tenants with her husband, Eugene Enfantino for which Mrs. Enfantino has shared voting authority with her husband; and (c) 25,469 shares held by Environment Systems, In. Profit Sharing Plan for which Mrs. Enfantino is a co-trustee and has shared voting authority with the other trustees.

(6)
Represents 226,286 shares held by the Robert W. & Carolyn H. Peters 1992 (revocable) Trust UTA 1/01/02 for which Mr. Peters is a co-trustee and has shared voting authority with co-trustee, Carolyn H Peters.

(7)
Represents (a) 4,286 shares held by the Gama Family Limited Partnership for which Mr.Thornhill has sole voting and dispositive authority and (b) 2,852 shares held for the benefit of the children of Mr. Thornhill and his wife, Mary L. Thornhill, for which he shares voting and dispositive authority with his wife.

(8)
Represents 430,000 owned ad joint tenants with his wife, Norma Webster, for which he shares voting and dispositive authority with his wife.

        No Participant and no associate of any Participant (within the meaning of the federal proxy rules) beneficially owns any securities of Commerce Corp other than common stock (and the accompanying rights under Commerce Corp's rights agreement) and any underlying securities described above. No

Participant beneficially owns any securities of any parent or subsidiary of Commerce Corp. No Participant has record but not beneficial ownership with respect to any securities of Commerce Corp.

Transactions in Commerce Corp Securities

        Other than the transactions described below, no Participant has purchased or sold any securities of Commerce Corp in the past two (2) years.

Transactions in Commerce Corp
Common Stock by BDB Management, LLC (William Del Biaggio, III)(*)

Date of Transaction	Nature of Transaction	Number of Shares of Commerce Corp Common Stock
1/28/2004	Purchase	5,000
2/17/2004	Purchase	10,000
2/19/2004	Purchase	7,500
2/20/2003	Purchase	10,000
2/23/2004	Purchase	800
2/25/2004	Purchase	3,000
2/26/2004	Purchase	7,000
3/01/2004	Purchase	865
3/23/2004	Purchase	10,000
3/24/2004	Purchase	5,000
3/26/2004	Purchase	5,000

Transactions in Commerce Corp
Common Stock by Tracey Enfantino(*)

Date of Transaction	Nature of Transaction	Number of Shares of Commerce Corp Common Stock
2/20/2004	Purchase	2,292
2/20/2004	Sale	2,292
3/24/2004	Purchase	2,000
3/24/2004	Sale	2,000

Transactions in Commerce Corp
Common Stock by Arthur C. Carmichael, Jr. (*)

Date of Transaction	Nature of Transaction	Number of Shares of Commerce Corp Common Stock
2/20/2004	Purchase	2,292

(*)
Transaction tables subject to completion and revision.

Arrangements, Interests and Transactions

        Except as listed below, no Participant is, or was within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of Commerce Corp, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

        No Participant, no associate of any Participant and no person who is a party to any arrangement or understanding pursuant to which a Committee nominee is proposed to be elected has any arrangement or understanding with any person with respect to any future employment by Commerce Corp or its affiliates or with respect to any future transactions to which Commerce Corp or any of its affiliates will or may be a party.

        Participants who are our director nominees are expected to receive customary compensation from Commerce Corp in exchange for their services as directors, if elected.

        Except as described below, there has been no transaction or series of similar transactions since the beginning of Commerce Corp's last completed fiscal year, and there is no currently proposed transaction or series of similar proposed transactions, to which Commerce Corp or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $60,000 and in which any Participant or any associate of any Participant had, or will have, a direct or indirect material interest.

Additional Information About Our Nominees

        None of our director nominees presently holds any positions with Commerce Corp.

        There is no arrangement or understanding between any of our director nominees and any other person pursuant to which our director nominee was selected as a nominee.

        There is no family relationship (within the meaning of the federal securities laws) between any of our directors nominees and (i) any other of our director nominee or (ii) any director of Commerce Corp, executive officer of Commerce Corp or person nominated by Commerce Corp to become a director or executive officer.

        None of our director nominee (i) has any business relationship that is required to be disclosed by the federal proxy rules; (ii) has had any such relationship since the beginning of Commerce Corp's most recently completed fiscal year; or (iii) has, since the beginning of Commerce Corp's last completed fiscal year, been indebted to Commerce Corp or any of its subsidiaries in an amount that exceeds $60,000.

        None of our director nominees and no associate of any of our director nominees has received any compensation from Commerce Corp as a director or executive officer of Commerce Corp. Had our director nominees been directors of Commerce Corp and members of the compensation committee of Commerce Corp Board of Directors during Commerce Corp's last completed fiscal year, there would have been no compensation committee interlocks within the meaning of the federal proxy rules.

        Except as described below, none of our director nominees serves as a director (i) of any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or subject to the requirements of Section 15(d) of the Exchange Act or (ii) of any investment company registered under the Investment Commerce Corp Act of 1940.

  •
  Mr. Dallas serves as Chairman Emeritus of First Franklin Corp. and as a Director of Trestle Holdings Inc.

        During the past five years, none of our director nominees have been involved in any legal proceeding or any event described in Item 401(f) of Regulation S-K of the Exchange Act. In addition, none of our director nominees has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) during the past ten years.

        There are no proceedings to which any of our director nominees are a party adverse to Commerce Corp or any of its subsidiaries or has a material adverse interest to Commerce Corp or any of its subsidiaries.

Section 16(a) Beneficial Ownership Reporting Compliance

        None of our director nominees has failed to file reports related to Commerce Corp that are required by Section 16(a) of the Exchange Act of 1934.

ANNEX B

STOCK OWNERSHIP BY CERTAIN BENEFICIAL OWNERS

        Based solely upon the definitive proxy statement filed with the Securities and Exchange Commission ("SEC") by Heritage Commerce Corp ("Commerce Corp") on April 7, 2004, with respect to certain information as to the beneficial ownership of Commerce Corp's common stock as of April 1, 2004, by the persons, other than members of the board of directors and management of Commerce Corp, known to the Commerce Corp to own beneficially 5% or more of the outstanding common stock, there are no such owners.

BOARD AND MANAGEMENT OWNERSHIP

        The following table sets forth, based solely upon the definitive proxy statement filed with the SEC by Commerce Corp on April 7, 2004, certain information as to the beneficial ownership of Commerce Corp's common stock as of April 7, 2004 for (i) each director and nominee of Commerce Corp, (ii) the executive officers of Commerce Corp, and (iii) all current directors and executive officers as a group (15 persons).

        All percentages are based on the information in the definitive proxy statement filed with the SEC by Commerce Corp on April 7, 2004, which reflects that, as of April 1, 2004, there were 11,495,008 shares of Commerce Corp common stock outstanding.

Name of Beneficial Owner and Relationship with Commerce Corp(1)	Shares Beneficial Owned(2)(3)		Exercisable Options	Percent Of Class(3)
Frank G. Bisceglia, Class III Director	111,645	(4)	37,859	1.0%
James R. Blair, Class II Director	63,016	(5)	17,850	0.5%
Richard L. Conniff, President, Chief Operating Officer and Class I Director	89,282	(6)	70,762	0.8%
Kenneth A. Corsello, Executive Vice President and Chief Credit Officer	47,719	(7)	828	0.4%
William J. Del Biaggio, Jr., Chairman, Business Development Officer and Class II Director	160,065	(8)	17,850	1.4%
Anneke Dury, Class III Director	46,727	(9)	12,900	0.4%
Philip L. Griffin, Executive Vice President and Chief Investment Officer	11,657		11,657	0.1%
Roy E. Lave, Class II Director	116,710	(10)	19,422	0.8%
Lawrence D. McGovern, Executive Vice President and Chief Financial Officer	55,871	(11)	54,221	0.5%
Louis ("Lon") O. Normandin, Class III Director	143,146	(12)	12,900	1.2%
Jack L. Peckham, Class II Director	141,159	(13)	17,850	1.2%
Humphrey P. Polanen, Class III Director	38,140	(14)	15,909	0.3%

B-1

Kirk M. Rossman, Class I Director	80,518	(15)	32,142	0.7%
Brad L. Smith, Chief Executive Officer and Class I Director	104,495	(16)	97,162	0.9%
Charles J. Toeniskoetter, Class I Director	21,825	(17)	6,467	0.2%

All directors and executive officers (15 persons)	1,231,975		425,779	10.3%

(1)
The address for all persons is c/o Heritage Commerce Corp, 150 Almaden Boulevard, San Jose, California, 95113.

(2)
Subject to applicable community property laws and shared voting and investment power with a spouse, the persons listed have sole voting and investment power with respect to such shares unless otherwise noted. Listed amounts reflect all previous stock splits and stock dividends.

(3)
Includes shares beneficially owned (including options exercisable within 60 days of April 1, 2004, as should in the "Exercisable Options" column), both directly and indirectly together with associates.

(4)
Includes 4,286 shares of Edith Lico Simoni Trust, 59,000 shares as one of two trustees of the Bisceglia Family Trust, and 10,500 shares held in a personal Individual Retirement Account.

(5)
Includes 28,174 shares held in a personal Individual Retirement Account 13,992 shares held as trustee for the Blair Family Trust, and 3,000 shares held in the Blair Family Investment's LLC.

(6)
Includes 17,563 shares held in a personal individual retirement account and 957 shares held by his wife, Sandra Conniff, in a personal individual retirement account.

(7)
Includes 810 shares held in a personal Individual Retirement Account.

(8)
Includes 87,499 shares held in a personal Individual Retirement Account, 49,000 shares held as one or two trustees of the Del Biaggio Family Trust, and 5,716 shares held in the name of Helen N. Del Biaggio, his wife.

(9)
Includes 6,068 shares held in a personal Individual Retirement Account and 27,759 shares held as trustee for the Dury Revocable Trust.

(10)
Includes 74,197 shares held in the Roy E. Lave Profit Sharing Plan and 23,091 shares held in the Lave Revocable Trust.

(11)
Includes 1,650 shares held in a personal Individual Retirement Account.

(12)
Includes 130,246 shares as trustee of the Louis and Margaret Normandin Trust.

(13)
Includes 123,309 shares as one of two trustees for the Peckham Recovable Trust.

(14)
Includes 11,381 shares held in a personal Individual Retirement Account and 623 shares held by Azieb Nicodimos, his wife.

(15)
Includes 28,584 shares held in a personal Individual Retirement Account and 5,500 shares as trustee for the Rossmann family trust.

(16)
Includes 7,333 shares held in a personal Individual Retirement Account.

(17)
Includes 150 shares held by Linda O. Toeniskoetter, Mr. Toeniskoetter's wife, 13,258 shares in the Toeniskoetter & Breeding, Inc. Profit sharing plan, and 700 shares held in Bloods Creek Partners, of which he is a managing partner.

B-2

PROXY CARD FOR 2004 ANNUAL MEETING
OF THE SHAREHOLDERS OF HERITAGE COMMERCE CORP

SOLICITED BY CONCERNED SHAREHOLDERS COMMITTEE OF HERITAGE COMMERCE CORP

        The undersigned shareholder of Heritage Commerce Corp hereby appoints Tracey Enfantino and Robert W. Peters, and each of them, as attorneys and proxies, each with power of substitution and revocation, to represent the undersigned at the Annual Meeting of Shareholders of Heritage Commerce Corp to be held on May 27, 2004, and at any adjournment, postponement or rescheduling thereof, with authority to vote all shares held or owned by the undersigned in accordance with the directions indicated herein.

        Receipt of the Proxy Statement is hereby acknowledged.

        This proxy, when properly executed, will cause your shares to be voted as you direct. If you return this proxy, properly executed, without specifying a choice, your shares will be voted in favor of the nominees identified on the reverse side and will abstain on items four and five.

(Continued and to be signed on the reverse side)                        See reverse side

CONCERNED SHAREHOLDERS COMMITTEE OF HERITAGE COMMERCE CORP RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED BELOW AND A "FOR" VOTE FOR FIXING THE NUMBER OF DIRECTORS AT THIRTEEN (13).

1.	Election of the Following Nominees to Serves Three Year Terms as Class III Directors.
NOMINEES: Louis "Lon" O. Normadin, Humphrey P. Polanen, Ranson W. Webster and Norman "Norm" P. Creighton.
	☐ FOR all nominees.	☐ WITHHOLD AUTHORITY to vote for all nominees.	FOR all nominees, except vote withheld from the following nominee(s):

2.	Approval of Fixing Number of Directors for the Board of Directors at Thirteen (13).
	☐ FOR	☐ AGAINST	☐ ABSTAIN
3.
Election of the Following Nominee to Serves A Three Year Term as an Additional Class III Director, Conditioned on the Approval of Proposal to Fix Number of Directors for the Board of Directors at Thirteen.
NOMINEE: William "Bill" D. Dallas.
	☐ FOR nominee.	☐ WITHHOLD AUTHORITY to vote for nominee.
4.	Approval of the Heritage Commerce Corp 2004 Stock Option Plan.
	☐ FOR	☐ AGAINST	☐ ABSTAIN

5.	Ratification of the appointment of Deloitte & Touche LLP as the independent auditors of Heritage Commerce Corp for the fiscal year ending December 31, 2004.
	☐ FOR	☐ AGAINST	☐ ABSTAIN
6.	Other Matters.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY BE PRESENTED TO THE MEETING OR ANY ADJOURNMENT, POSTPONEMENT OR RESCHEDULING THEREOF AND IS UNKNOWN TO RANGER AND ITS REPRESENTATIVES A REASONABLE TIME BEFORE THE COMMENCEMENT OF THE COMMITTEE'S SOLICITATION OF PROXIES.
Date	, 2004
Signature (Please sign exactly as your name appears to the left)
Additional Signature (if held jointly)
Title

Please sign exactly as your name appears to the left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. The signer hereby revokes all proxies previously given by the signer to vote at the 2004 Annual Meeting of Shareholders of Heritage Commerce Corp, and any adjournment, postponement or rescheduling thereof.

QuickLinks

WHY WE ARE SOLICITING YOUR PROXY?
PROPOSALS OF THE COMMITTEE
ELECTION OF DIRECTORS
VOTING PROCEDURES
YOUR VOTE IS IMPORTANT
PROXY SOLICITATION AND EXPENSES
INFORMATION ABOUT THE PARTICIPANTS
INFORMATION ABOUT HERITAGE COMMERCE CORP
OTHER MATTERS TO BE VOTED UPON
FUTURE SHAREHOLDERS' PROPOSALS
INFORMATION CONCERNING THE PARTICIPANTS
Transactions in Commerce Corp Common Stock by BDB Management, LLC (William Del Biaggio, III)(*)
Transactions in Commerce Corp Common Stock by Tracey Enfantino(*)
Transactions in Commerce Corp Common Stock by Arthur C. Carmichael, Jr. (*)
STOCK OWNERSHIP BY CERTAIN BENEFICIAL OWNERS
BOARD AND MANAGEMENT OWNERSHIP